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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to use of our report dated May 18, 2005, on the financial statements and financial highlights of the Tax-Free Investments Trust as of and for the year ended March 31, 2005 in the Post-Effective Amendment Number 40 to the Registration Statement (Form N-1A No. 2-58286).

ERNST & YOUNG LLP
Houston, Texas
July 22, 2005